Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople,

SVP Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Second Quarter 2015 Results

Board Declares Third Quarter 2015 Dividend of $0.22 per Common Share

Second Quarter Highlights

•	Net income of $41.8 million, or $0.51 per diluted common share, vs. $0.04 the prior year

•	Cash ROE was 14.6% and net cash interest margin was 9.1%

•	Acquired 19 aircraft for $553 million

•	Ordered 25 new technology Embraer E-Jet E2 aircraft, with the first delivery scheduled in 2018

•	Sold ten aircraft for approximately $180 million and designated for sale two freighter aircraft; total net pre-tax contribution of $16.2 million

•	37th consecutive quarterly dividend declared by Aircastle’s Board of Directors

Stamford, CT. August 6, 2015 – Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported second quarter 2015 net income of $41.8 million, or $0.51 per diluted common share and adjusted net income of $47.2 million, or $0.58 per diluted common share on total revenues of $204.6 million.

Commenting on the results, Ron Wainshal, Aircastle’s CEO, stated “We are continuing to execute on our strategy of growing while upgrading Aircastle’s portfolio. So far this year we’ve originated $1.0 billion in large, value-add deals with our airline customers while taking timely advantage of strong market conditions to sell older assets at attractive pricing. In the course of doing so, we drove our cash ROE to 14.6% during the second quarter.”

Mr. Wainshal added, “Aircastle generated strong operating results by managing our portfolio through prudent and proactive initiatives. Our portfolio utilization during the second quarter was in excess of 99% as we successfully redeployed ahead of schedule all of the aircraft we removed from Russia earlier this year. Moreover, we continue to capitalize on strong lease demand by securing leases for nearly all of the aircraft we have coming off lease through next year, pushing the average remaining lease term to 5.8 years, nearly a year longer than a year ago.”

Note: Non-GAAP items reconciled in the Appendix.

Financial Results

(in thousands, except share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Total Revenues	$204,565	$226,146	$398,861	$402,749
Lease Rental and Finance Lease Revenues	$186,716	$187,128	$365,469	$365,450
Adjusted EBITDA	$214,608	$211,662	$404,822	$381,675
Net income	$41,808	$3,136	$85,077	$8,913
Per common share - Diluted	$0.51	$0.04	$1.05	$0.11
Adjusted net income	$47,229	$47,692	$97,686	$60,952
Per common share - Diluted	$0.58	$0.59	$1.20	$0.75

Second Quarter Results

Total revenues were $204.6 million, a decrease of $21.6 million, or 9.5%, from the previous year, driven by lower maintenance revenues of $14.8 million. During the second quarter of 2014, we recorded $36.2 million of maintenance revenue related to nine aircraft that were sold, parted out or transitioned.

Lease rental and finance lease revenues during the second quarter were $186.7 million. The small change in this revenue versus last year reflects the combined effects of asset acquisitions, aircraft dispositions and lease extensions.

Adjusted EBITDA for the second quarter was $214.6 million, up 1.4% versus the prior year’s quarter reflecting higher gains from aircraft sales of $20.2 million, partially offset by lower maintenance revenue of $14.8 million.

Adjusted net income for the quarter was $47.2 million, down 1.0% year over year. Higher gains from aircraft sales of $20.2 million were offset by lower total revenues of $21.6 million.

Net income for the second quarter was $41.8 million versus $3.1 million the previous year. In the second quarter of 2014 we incurred bond redemption expenses of $36.6 million associated with refinancing $450 million of 9.75% senior unsecured notes due in 2018.

Aviation Assets

During the second quarter of 2015, we acquired nineteen aircraft for $553 million and committed to acquire six additional aircraft in 2015 for approximately $200 million. Year-to-date, we acquired or committed to acquire a total of 31 aircraft that will close in 2015, for approximately $1.0 billion. The aircraft acquired during the first half of 2015 had a weighted average age of less than four years, an average lease term of nearly nine years, and all but one were narrow-body aircraft.

During the second quarter of 2015, we completed the sale of ten aircraft, including two older A330s and one 767-300ER. We also designated for sale in the third quarter two MD-11 freighter aircraft. The total pre-tax impact from this activity during the second quarter of 2015 was approximately $16.2 million.

Q2 2015 Opportunistic and Exit Aircraft Sales

	Number		Gain on
	of	Maintenance	Sale of Flight		Pre-tax
$ in thousands	Aircraft	Revenue	Equipment	Impairment	Impact
Opportunistic Sales	8	$—	$19,572	$—	$19,572
Exit Sales	2	7,034	1,530	(5,328)	3,236

Total Sales	10	7,034	21,102	(5,328)	22,808
Freighter Exits (1)	2	11,200	—	(17,852)	(6,652)

Total	12	$18,234	$21,102	$(23,180)	$16,156

(1)	We intend to sell these freighter aircraft in the third quarter of 2015.

As of June 30, 2015, Aircastle owned 161 aircraft having a net book value of $6.1 billion. We also manage five aircraft with a net book value of approximately $500 million dollars on behalf of our joint venture with Ontario Teachers’ Pension Plan.

	Owned Aircraft as of June 30, 2015	Owned Aircraft as of June 30, 2014
Total Flight Equipment Held for Lease ($ mils.)	$6,076	$5,651
Unencumbered Flight Equipment Held for Lease ($ mils.)	$3,705	$3,187
Number of Aircraft	161	148
Number of Unencumbered Aircraft	110	91
Passenger Aircraft (% of NBV)	87%	84%
Weighted Average Fleet Age (years)(2)	8.0	8.6
Weighted Average Remaining Lease Term (years)(3)	5.8	4.9
Weighted Average Fleet Utilization for the period ended(4)	99.1%	100.0%
Portfolio Yield for the period ended(5)	12.6%	13.1%
Net Cash Interest Margin(6)	9.1%	9.7%

(1)	Calculated using net book value of flight equipment held for lease and net investment in finance leases at period end.
(2)	Weighted average age by net book value.
(3)	Weighted average remaining lease term by net book value.
(4)	Aircraft on-lease days as a percent of total days in period weighted by net book value.
(5)	Lease rental revenue for the period as a percent of the average net book value of flight equipment held for lease for the period; quarterly information is annualized.
(6)	Net Cash Interest Margin = Lease rental yield minus interest on borrowings, net of settlements on interest rate derivatives, and other liabilities / average NBV of flight equipment for the period calculated on a quarterly basis, annualized.

Embraer Order

On June 15, 2015, Aircastle entered into an agreement to purchase 25 new technology E-Jet E2 aircraft from Embraer S.A. The deliveries are scheduled to begin in 2018 at a rate of roughly seven units per year through 2021. The agreement includes purchase rights for an additional 25 units, bringing the total potential order to up to 50 aircraft.

Financing Activity

In the second quarter of 2015, we closed floating rate loans with Bank of Tokyo Mitsubishi UFJ and Development Bank of Japan, helping build our network of strong global banking relationships. These loans, which total $150 million, are secured by two A330-300 aircraft acquired during the fourth quarter of 2014.

During the second quarter of 2015, we also extended the maturity of our $600 million revolving credit facility by one year, to May of 2019.

Common Dividend

On August 4, 2015, Aircastle’s Board of Directors declared a third quarter 2015 cash dividend on its common shares of $0.22 per share, payable on September 15, 2015 to shareholders of record on August 31, 2015. This is our 37th consecutive dividend.

Conference Call

In connection with this earnings release, management will host an earnings conference call on Thursday, August 6, 2015 at 10:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (888) 539-3612 (from within the U.S. and Canada) or (719) 457-2085 (from outside of the U.S. and Canada) ten minutes prior to the scheduled start and referencing the passcode “1175363”.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for one month following the call. In addition to this earnings release an accompanying power point presentation has been posted to the Investor Relations section of Aircastle’s website.

For those who are not available to listen to the live call, a replay will be available until 1:00 P.M. Eastern time on Saturday, September 5, 2015 by dialing (888) 203-1112 (from within the U.S. and Canada) or (719) 457-0820 (from outside of the U.S. and Canada); please reference passcode “1175363”.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of June 30, 2015, Aircastle’s aircraft portfolio consisted of 161 aircraft on lease with 52 customers located in 32 countries.

Safe Harbor

All statements included or incorporated by reference in this Press Release (this “Release”), other than characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA, Adjusted EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on our historical performance and that of our subsidiaries and on our current plans, estimates and expectations and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any such forward-looking statements which are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this Release. These risks or uncertainties include, but are not limited to, those described from time to time in Aircastle’s filings with the SEC and previously disclosed under “Risk Factors” in Item 1 A of Aircastle’s 2014 Annual Report on Form 10-K, and elsewhere in this Release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this Release. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Aircastle Limited and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Cash and cash equivalents	$242,941	$169,656
Accounts receivable	4,996	3,334
Restricted cash and cash equivalents	161,854	98,884
Restricted liquidity facility collateral	65,000	65,000

Flight equipment held for lease, net of accumulated depreciation of $1,361,420 and $1,294,063	5,953,555	5,579,718
Net investment in finance leases	122,855	106,651
Unconsolidated equity method investment	48,712	46,453
Other assets	203,762	157,317

Total assets	$6,803,675	$6,227,013

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from secured financings	$1,427,374	$1,396,454
Borrowings from unsecured financings	2,850,000	2,400,000
Accounts payable, accrued expenses and other liabilities	156,045	140,863
Lease rentals received in advance	56,785	53,216
Liquidity facility	65,000	65,000
Security deposits	111,765	117,689
Maintenance payments	351,148	333,456

Total liabilities	5,018,117	4,506,678

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 81,181,495 shares issued and outstanding at June 30, 2015; and 80,983,249 shares issued and outstanding at December 31, 2014	812	810
Additional paid-in capital	1,566,268	1,565,180
Retained earnings	242,159	192,805
Accumulated other comprehensive loss	(23,681)	(38,460)

Total shareholders’ equity	1,785,558	1,720,335

Total liabilities and shareholders’ equity	$6,803,675	$6,227,013

Aircastle Limited and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Lease rental revenue	$184,839	$183,231	$361,985	$357,566
Finance lease revenue	1,877	3,897	3,484	7,884
Amortization of lease premiums, discounts and lease incentives	(4,351)	414	(8,175)	(6,177)
Maintenance revenue	21,349	36,182	39,422	39,224

Total lease revenue	203,714	223,724	396,716	398,497
Other revenue	851	2,422	2,145	4,252

Total revenues	204,565	226,146	398,861	402,749

Operating expenses:
Depreciation	77,368	75,784	152,214	149,711
Interest, net	61,551	60,494	123,682	124,757

Selling, general and administrative (including non-cash share based payment expense of $1,387 and $1,228 for the three months ended and $2,557 and $2,218 for the six months ended June 30, 2015 and 2014, respectively)	14,699	14,057	28,631	28,001
Impairment of Aircraft	23,955	28,306	23,955	46,569
Maintenance and other costs	3,663	2,646	6,606	4,509

Total expenses	181,236	181,287	335,088	353,547

Other income (expense):
Gain on sale of flight equipment	21,102	884	27,355	1,994
Loss on extinguishment of debt	—	(36,570)	—	(36,570)
Other	277	—	271	757

Total other income (expense)	21,379	(35,686)	27,626	(33,819)

Income from continuing operations before income taxes	44,708	9,173	91,399	15,383
Income tax provision	4,465	6,558	9,328	7,441
Earnings of unconsolidated equity method investment, net of tax	1,565	521	3,006	971

Net income	$41,808	$3,136	$85,077	$8,913

Earnings per common share — Basic:
Net income per share	$0.51	$0.04	$1.05	$0.11

Earnings per common share — Diluted:
Net income per share	$0.51	$0.04	$1.05	$0.11

Dividends declared per share	$0.22	$0.20	$0.44	$0.40

Aircastle Limited and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$85,077	$8,913
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	152,214	149,711
Amortization of deferred financing costs	7,465	6,987
Amortization of net lease discounts and lease incentives	8,175	6,177
Deferred income taxes	(1,363)	3,999
Non-cash share based payment expense	2,557	2,218
Cash flow hedges reclassified into earnings	14,343	18,181
Security deposits and maintenance payments included in earnings	(22,382)	(40,006)
Gain on sale of flight equipment	(27,355)	(1,994)
Loss on extinguishment of debt	—	36,570
Impairment of aircraft	23,955	46,569
Other	108	(91)
Changes in certain assets and liabilities:
Accounts receivable	(1,697)	(3,619)
Other assets	(2,155)	(1,914)
Accounts payable, accrued expenses and other liabilities	7,018	(20,438)
Lease rentals received in advance	3,646	2,742

Net cash provided by operating activities	249,606	214,005

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(797,136)	(834,467)
Proceeds from sale of flight equipment	231,842	246,037
Restricted cash and cash equivalents related to sale of flight equipment	(76,433)	(7,600)
Aircraft purchase deposits and progress payments	(3,461)	(3,785)
Net investment in finance leases	(24,000)	(14,258)
Collections on finance leases	4,795	6,219
Other	(256)	87

Net cash used in investing activities	(664,649)	(607,767)

Cash flows from financing activities:
Issuance of shares net of repurchases	(1,960)	(2,091)
Proceeds from notes and term debt financings	800,000	803,200
Securitization and term debt financing repayments	(319,994)	(827,512)
Debt extinguishment costs	—	(32,835)
Deferred financing costs	(11,658)	(15,834)
Restricted liquidity facility collateral	—	42,000
Liquidity facility	—	(42,000)
Restricted cash and cash equivalents related to financing activities	13,463	29,015
Security deposits and maintenance payments received	71,536	83,144
Security deposits and maintenance payments returned	(27,336)	(44,577)
Payments for terminated cash flow hedges	—	(33,427)
Dividends paid	(35,723)	(32,402)

Net cash provided by (used in) financing activities	488,328	(73,319)

Net increase (decrease) in cash and cash equivalents	73,285	(467,081)
Cash and cash equivalents at beginning of period	169,656	654,613

Cash and cash equivalents at end of period	$242,941	$187,532

Aircastle Limited and Subsidiaries

Selected Financial Guidance Elements for the Third Quarter of 2015

($ in millions, except for percentages)

(Unaudited)

Guidance Item	Q3:15(1)
Lease rental revenue	$182 - $186
Finance lease revenue	$1 - $2
Maintenance revenue	$2 - $4
Amortization of net lease discounts and lease incentives	($5) – ($6)
SG&A	$14 - $15
Depreciation	$76 - $78
Interest, net (2)	$60 - $62
Gain on sale	$12 - $15
Full year effective tax rate	10% - 11%

(1)	Excludes the impact of lease end part outs.
(2)	Includes non-cash hedge loss amortization charges related to the payoff of Securitization No.1 of $2.7 million.

Aircastle Limited and Subsidiaries

Supplemental Financial Information

(Amount in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$204,565	$226,146	$398,861	$402,749
EBITDA	$189,543	$145,558	$378,476	$296,999
Adjusted EBITDA	$214,608	$211,662	$404,822	$381,675
Adjusted net income	$47,229	$47,692	$97,686	$60,952
Adjusted net income allocable to common shares	$46,851	$47,313	$96,984	$60,521
Per common share - Basic	$0.58	$0.59	$1.20	$0.75
Per common share - Diluted	$0.58	$0.59	$1.20	$0.75
Basic common shares outstanding	80,566	80,390	80,565	80,389
Diluted common shares outstanding	80,566	80,390	80,565	80,389

Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

EBITDA and Adjusted EBITDA Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Net income	$41,808	$3,136	$85,077	$8,913
Depreciation	77,368	75,784	152,214	149,711
Amortization of net lease discounts and lease incentives	4,351	(414)	8,175	6,177
Interest, net	61,551	60,494	123,682	124,757
Income tax provision	4,465	6,558	9,328	7,441

EBITDA	189,543	145,558	378,476	296,999
Adjustments:
Impairment of aircraft	23,955	28,306	23,955	46,569
Loss on extinguishment of debt	—	36,570	—	36,570
Non-cash share based payment expense	1,387	1,228	2,557	2,218
Gain on mark to market of interest rate derivative contracts	(277)	—	(166)	(681)

Adjusted EBITDA	$214,608	$211,662	$404,822	$381,675

We define EBITDA as income (loss) from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-US GAAP measure is helpful in identifying trends in our performance.

This measure provides an assessment of controllable expenses and affords management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance. It provides an indicator for management to determine if adjustments to current spending decisions are needed.

EBITDA provides us with a measure of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results. Accordingly, this metric measures our financial performance based on operational factors that management can impact in the short-term, namely the cost structure, or expenses, of the organization. EBITDA is one of the metrics used by senior management and the board of directors to review the consolidated financial performance of our business.

We define Adjusted EBITDA as EBITDA (as defined above) further adjusted to give effect to adjustments required in calculating covenant ratios and compliance as that term is defined in the indenture governing our senior unsecured notes. Adjusted EBITDA is a material component of these covenants.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Adjusted Net Income Reconciliation

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Net income	$41,808	$3,136	$85,077	$8,913
Loss on extinguishment of debt(2)	—	36,570	—	36,570
Ineffective portion and termination of hedges(1)	294	9	294	62
Gain on mark to market of interest rate derivative contracts(2)	(277)	—	(166)	(681)
Non-cash share based payment expense(3)	1,387	1,228	2,557	2,218
Term Financing No. 1 hedge loss amortization charges(1)	1,275	3,839	4,401	7,943
Securitization No. 1 hedge loss amortization charges (1)	2,742	2,910	5,523	5,927

Adjusted net income	$47,229	$47,692	$97,686	$60,952

(1)	Included in Interest, net.
(2)	Included in Other income (expense).
(3)	Included in Selling, general and administrative expenses.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Cash Return on Equity Calculation

(Dollars in thousands)

(Unaudited)

	Cash Flow from Operations	Collections on Finance Leases	Gain (Loss) on Sale of Eqt.	Depreciation	Distributions from JV	Cash Earnings	Average Shareholders’ Equity	12 Month Cash ROE
2008	$333,626		$6,525	$201,759		$138,392	$1,242,635	11.1%
2009	$327,641		$1,162	$209,481		$119,322	$1,205,284	9.9%
2010	$356,530		$7,084	$220,476		$143,138	$1,300,953	11.0%
2011	$359,377		$39,092	$242,103		$156,366	$1,370,513	11.4%
2012	$427,277	$3,852	$5,747	$269,920		$166,956	$1,425,658	11.7%
2013	$424,037	$9,508	$37,220	$284,924		$185,841	$1,513,156	12.3%
2014	$458,786	$10,312	$23,146	$299,365	$667	$193,546	$1,661,228	11.7%
LTM	$494,387	$8,888	$48,507	$301,868	$131	$250,045	$1,711,152	14.6%

Note: LTM Average Shareholders’ Equity is the average of the most recent five quarters period end Shareholders’ Equity. Management believes that the cash return on equity metric (Cash ROE) when viewed in conjunction with the Company’s results under US GAAP and the above reconciliation, provide useful information about operating and period-over-period performance, and provide additional information that is useful for evaluating the underlying operating performance of our business without regard to periodic reporting impacts related to non-cash revenue and expense items and interest rate derivative accounting, while recognizing the depreciating nature of our assets.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Net Cash Interest Margin Calculation

(Dollars in thousands)

(Unaudited)

	Average NBV of Flight Equipment	Quarterly Lease Rental Revenue	Cash Interest(1)	Annualized Net Cash Interest Margin
Q1:11	$4,041,967	$141,116	$41,278	9.9%
Q2:11	$4,143,446	$143,356	$43,217	9.7%
Q3:11	$4,222,512	$145,890	$42,066	9.8%
Q4:11	$4,374,921	$149,848	$43,041	9.8%
Q1:12	$4,388,008	$152,242	$44,969	9.8%
Q2:12	$4,516,973	$153,624	$48,798	9.3%
Q3:12	$4,602,185	$159,546	$41,373	10.3%
Q4:12	$4,605,783	$158,090	$43,461	10.0%
Q1:13	$4,619,204	$156,590	$48,591	9.4%
Q2:13	$4,711,790	$157,918	$47,869	9.3%
Q3:13	$4,717,877	$161,148	$47,682	9.6%
Q4:13	$4,972,040	$169,274	$49,080	9.7%
Q1:14	$5,168,851	$174,335	$51,685	9.5%
Q2:14	$5,582,359	$183,231	$48,172	9.7%
Q3:14	$5,412,299	$178,886	$44,820	9.9%
Q4:14	$5,373,733	$178,202	$44,459	10.0%
Q1:15	$5,637,513	$177,146	$50,235	9.0%
Q2:15	$5,850,516	$184,839	$51,413	9.1%

(1)	Excludes loan termination payments of $3.2 million and $3.0 million in the second quarter of 2011 and 2013 respectively.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2015		Six Months Ended June 30, 2015
Weighted-average shares(1):	Shares	Percent(2)	Shares	Percent(2)
Common shares outstanding – Basic	80,566	99.20%	80,565	99.28%
Unvested restricted common shares	650	0.80%	583	0.72%

Total weighted-average shares outstanding	81,217	100.00%	81,149	100.00%

Net income allocation
Net income	$41,808	100.00%	$85,077	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(335)	(0.80%)	(611)	(0.72%)

Earnings available to common shares	$41,473	99.20%	$84,466	99.28%

Adjusted net income allocation
Adjusted net income	$47,229	100.00%	$97,686	100.00%
Amounts allocated to unvested restricted shares	(378)	(0.80%)	(702)	(0.72%)

Amounts allocated to common shares	$46,851	99.20%	$96,984	99.28%

(1)	For the three and six months ended June 30, 2015 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

Reconciliation of Net Income Allocable to Common Shares

(In thousands)

(Unaudited)

	Three Months Ended June 30, 2014		Six Months Ended June 30, 2014
Weighted-average shares(1):	Shares	Percent(2)	Shares	Percent(2)
Common shares outstanding – Basic	80,390	99.21%	80,389	99.29%
Unvested restricted common shares	644	0.79%	572	0.71%

Total weighted-average shares outstanding	81,034	100.00%	80,961	100.00%

Net income allocation
Net income	$3,136	100.00%	$8,913	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(25)	(0.79%)	(63)	(0.71%)

Earnings available to common shares	$3,111	99.21%	$8,850	99.29%

Adjusted net income allocation
Adjusted net income	$47,692	100.00%	$60,952	100.00%
Amounts allocated to unvested restricted shares	(379)	(0.79%)	(431)	(0.71%)

Amounts allocated to common shares	$47,313	99.21%	$60,521	99.29%

(1)	For the three and six months ended June 30, 2014 the company had no dilutive shares.
(2)	Percentages rounded to two decimal places.